Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE
STATE OF NEVADA

Number	Shares

Common Stock	CUSIP 860837 10 3

STINGER SYSTEMS, INC.

50,000,000 AUTHORIZED SHARES $.001 PAR VALUE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of STINGER SYSTEMS, INC. Common stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

Witness the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.

Dated:
/s/ Thomas Yates Exley	CORPORATE	/s/ Robert F. Gruder
SECRETARY	SEAL	PRESIDENT

COUNTERSIGNED AND REGISTERED
COLONIAL STOCK TRANSFER
SALT LAKE CITY, UT 84111

By
Transfer Agent and Registrar
Authorized Signature